                  EXHIBIT 23.3 - CONSENT OF MURTHA CULLINA LLP

                               MURTHA CULLINA LLP
                                   CITYPLACE I
                                185 ASYLUM STREET
                        HARTFORD, CONNECTICUT 06103-3469
                            TELEPHONE (860) 240-6000
                            FACSIMILE (860) 240-6150


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  COASTAL CARIBBEAN OILS & MINERALS, LTD.

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 10,867,082 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.


                                    Very truly yours,

                                    MURTHA CULLINA LLP



                                    By: /s/ Timothy L. Largay
                                        -----------------------
                                            Timothy L. Largay
                                            A Partner



Hartford, Connecticut
May 28, 2002